UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2005

PUBLIC STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2005, Public Storage, Inc. (the “Company”), entered into an Underwriting Agreement, dated April 22, 2005, with Citigroup Global Markets, Inc. and the other underwriters named therein for the sale of 5,000,000 depositary shares with each representing 1/1,000 of a share of 6.75% Cumulative Preferred Stock, Series E, of the Company (the “Preferred Stock”). Pursuant to the Underwriting Agreement, the Company granted the underwriters the right to purchase up to 750,000 additional shares to cover over-allotments. The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Certain of the underwriters have performed investment banking and advisory services for the Company from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The lenders under the Company’s credit facility include Citicorp Real Estate, Inc., an affiliate of Citigroup Global Markets Inc., Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, Credit Suisse First Boston, New York branch, an affiliate of Credit Suisse First Boston LLC, and Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC. Wells Fargo Bank, National Association is managing agent of the facility.

Item 3.03 Material Modification to Rights of Securityholders

Upon issuance of the Preferred Stock referenced in Item 5.03 below, the ability of the Company to pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on any other stock of the Company ranking junior to or on a parity with the Preferred Stock, will be subject to certain restrictions in the event that the Company does not declare dividends on the Preferred Stock during any dividend period.

The terms of the Preferred Stock are set forth in the Certificate of Determination attached hereto as Exhibit 3.1 and the terms of the Depositary Shares are set forth in the form of depositary agreement to be entered into by the Company with EquiServe Trust Company, N. A. at the closing and attached hereto as Exhibit 4.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Under the Company’s Articles of Incorporation, as amended, the Board of Directors is authorized without further shareholder action to provide for the issuance of up to 50,000,000 shares of preferred stock. On April 22, 2005, the Company filed with the Secretary of State of the State of California a Certificate of Determination designating 5,750 shares of the Company’s preferred stock as “6.75% Cumulative Preferred Stock, Series E.”

On April 22, 2005, the Company amended its Certificate of Determination of Preferences for the 10% Cumulative Preferred Stock, Series E, to reduce the authorized number of such shares from 2,300,000 shares to 0. There are no currently outstanding shares of the Company’s 10% Cumulative Preferred Stock, Series E. A copy of the Amendment to the Certificate of Determination is filed as Exhibit 3.2 hereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit 1.1—Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 6.75% Cumulative Preferred Stock, Series E (the “Preferred Stock”).

Exhibit 3.1—Certificate of Determination for the Preferred Stock.

Exhibit 3.2—Amendment to Certificate of Determination for the 10% Cumulative Preferred Stock, Series E.

Exhibit 4.1—Form of Deposit Agreement Relating to the Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005

PUBLIC STORAGE, INC .

By:	/s/ DAVID GOLDBERG
David Goldberg
Vice President